Exhibit 10.2

MFA MORTGAGE INESTMENTS, INC.
SENIOR OFFICERS DEFERRED BONUS PLAN
AS AMENDED AND RESTATED AS OF DECEMBER 10, 2008

1.             Purpose

The Corporation has adopted this Plan to assist its Senior Officers with their individual tax and financial planning and to permit the Corporation to remain competitive in attracting, retaining and motivating key employees.  The Plan permits eligible employees to defer the receipt of annual cash bonuses which they may be entitled to receive from the Corporation.  This Plan is intended to be an unfunded arrangement maintained by the Corporation which is designed align the interests of Participants more closely with the interests of the other stockholders of the Corporation.

2.             Effective Date

(a)           This Plan shall become effective on the Effective Date.

3.             Definitions

In this Plan, the following definitions shall apply:

"Account" - the account maintained by the Corporation for Deferred Stock Units credited in accordance with Section 6 of the Plan.

"Administrator" - the person, persons or entity appointed from time to time by the Board of Directors of the Corporation to manage and administer the Plan.

"Bonus Compensation" - the annual cash payable to a Senior Officer through discretionary bonus awards granted, as determined by the Compensation Committee of the Board of Directors of the Corporation.

"Code" - the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Common Stock" - the Corporation’s common stock, $0.01 par value per share.

"Corporation" - MFA Mortgage Investments, Inc., a Maryland corporation, and its successors.

"Deferral Period" - the five-year period, if so elected, during which Bonus Compensation for a particular year is to be deferred.  At the conclusion of the Deferral Period, such deferred Bonus Compensation will be paid out in a lump sum or, if so elected, in a specified number of annual installments not to exceed five years.  If the deferred Bonus Compensation is paid out in annual installments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.  Except as otherwise provided in Section 8(a) of the Plan, payment(s) will commence, or be made in a lump sum, no earlier than January 15 of the year first following the five-year anniversary of the applicable election date.  For example, if during 2002 a Participant elects the Deferral Period (i.e., 5 years) for Compensation deferred in 2003, the payment(s) shall be made/commence on or about January 15, 2008.

"Deferred Stock Unit" - a credit to a Participant's Account under Section 6(b) that represents the right to receive a cash payment equal to the Fair Market Value of one Share on settlement of the Account.

"Effective Date" - December 19, 2002, the date the Plan was adopted.

"Fair Market Value" - for any date, the average of the high and low sales prices for Shares of the Corporation’s Common Stock, par value, $0.01 per share, as reported by the New York Stock Exchange or such other relevant exchange on which the Corporation’s Common Stock is traded.

"Participant" - each Senior Officer who elects to defer a percentage of Bonus Compensation under the Plan.

"Plan" - the MFA Mortgage Investments, Inc. Senior Officer  Deferred Bonus Plan, as it may be amended from time to time.

"Second Election" - an election pursuant to Section 5(c)(iii) of the Plan which changes the Senior Officer’s prior deferral election.

"Senior Officer" - any officer identified by the Corporation as an insider for purposes of Section 16 of the Securities Exchange Act of 1934

"Share" - a share of Common Stock of the Corporation.

"Termination of Service" - termination of service with the Corporation, which shall be interpreted in a manner that is consistent with the definition of a “separation from service” under Section 409A of the Code and Treasury Regulation 1.409A-1(h).

4.             Administration

(a)           Subject to the oversight of the Board, the Administrator shall  have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms and notices for use in carrying out the Plan, and to make all other determinations necessary or desirable for administration of the Plan.  The Administrator may delegate some or all of its functions to another person(s) as it may deem appropriate.

(b)           Notwithstanding any other provision herein to the contrary, the Administrator shall administer the Plan and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

5.             Election to Defer Compensation

(a)           Amount of Deferral.  A Senior Officer may elect to defer a percentage of Bonus Compensation, up to 100%, otherwise thereafter payable to such Senior Officer.

(b)           Manner of Electing Deferral.  An election to defer Bonus Compensation shall be made by giving written notice to the Administrator in the form approved by the Administrator.  Such notice shall address, without limitation;

(i)           the percentage of Bonus Compensation to be deferred and

(ii)           if applicable, an election for the Account to be settled following a five-year Deferral Period; and

(iii)           an election for the Account to be settled in either a lump-sum payment or in a specified number of annual installments (not to exceed five).

(c)           Time of Election; Effectiveness; Change of Election.

(i)           An election to defer Bonus Compensation shall be made by a Senior Officer no later than the end of taxable year preceding the year for which the Bonus Compensation was earned.  Notwithstanding the foregoing, a Senior Officer who first becomes eligible to participate in the Plan may make an election to defer any future Bonus Compensation within 30 days after the date of such eligibility; provided, however, that such deferral election shall only apply to the pro rata portion of the Bonus Compensation that is earned from the date of such election through the remainder of the year.

(ii)           An election shall be irrevocable as of the last day of the calendar year in which the election is made and shall continue in effect until the end of the calendar year for which the Bonus Compensation is earned.

(iii)           A Senior Officer may change a deferral election annually by making a Second Election on the Annual Participant Election Form provided by the Administrator; provided that the Second Election must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after it is made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment, and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

6.             Deferred Bonus Compensation Account

(a)           Establishment of Account.  The Corporation will maintain a Account(s) for each Participant for each year in which they elect to participate in the Plan, which will reflect the Bonus Compensation deferred by such Participant for a given calendar year.  Accounts under this Plan shall be unfunded and shall represent only an unsecured claim against the general assets of the Corporation.

(b)           Deferred Stock Units.  For any given calendar year, a Participant may elect to defer a whole percentage, up to 100%, of Bonus Compensation earned by such Participant in the form of Deferred Stock Units.  Such deferral election shall be made in accordance with the provisions of Sections 5(b) and 5(c) of the Plan.  The number of Deferred Stock Units credited to the Participant's Account, at the time such Bonus Compensation would otherwise have been payable absent the election to defer, will be equal to (i) the otherwise payable amount divided by (ii) the Fair Market Value of a Share on the last trading day preceding the credit date.  In addition, on each date on which a cash dividend is payable on the Shares, the Participant's Account shall be credited with a number of Deferred Stock Units equal to (i) the per Share cash dividend times the number of Deferred Stock Units then credited to the Account, divided by (ii) the Fair Market Value of a Share on the last trading day preceding the dividend payment date.  Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.  Such additional Deferred Stock Units shall be paid to the Participant at the same time as Deferred Stock Units are received by the Participant with respect to the deferral of Bonus Compensation.

(c)           Adjustments.  In case of a stock  split, stock dividend, or other relevant change in capitalization of the Corporation, the number of Deferred Stock Units credited to a Participant's Account shall be adjusted in such manner as the Administrator deems appropriate.

7.             Valuation

The value of an Account as of any date on which a settlement payment is to be made under Section 8 shall be the amount equal to the number of Deferred Stock Units then credited to the Participant’s Account times the Fair Market Value of a Share on the last trading day preceding the payment date.

8.             Settlement

(a)           The Account shall be distributed or commence distribution to a Participant on the earlier of (i) the year first following the year in which a Termination of Service occurs, or (ii) with respect to any particular Account, the year first following the year in which the five-year Deferral Period elected by such Participant for such Account expires.  Notwithstanding the foregoing, all distribution elections shall provide that no payments may commence with respect to any Account any later than the year first following the Participant’s 72nd birthday, or such other date as may, subject to Section 409A of the Code, be approved by the Administrator.  To the extent that an Account is to be distributed to a Participant in accordance with this Section 8, such distribution shall occur on or about, but no earlier than January 15 of the applicable distribution year.  Notwithstanding the foregoing, or any other provision hereof, with respect to any settlement that is due upon a Termination of Service, if the Participant is determined by the Corporation to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and any of the Corporation’s stock is publicly traded on an established securities market or otherwise, such settlement or distribution shall not be made before the date which is six months after the date of Termination of Service.  Any payments delayed in accordance with the prior sentence shall be paid to the Participant on the first day of the seventh month following the Participant’s Termination of Service.

(b)           Lump Sum.  If a Participant elects lump sum settlement, an amount of cash equal to the value of the Account determined in accordance with Section 7 shall be paid to the Participant in accordance with Section 8(a).

(c)           Installment Payments.  If a Participant elects settlement in installments, an amount of cash, determined as hereafter provided, shall be paid to the Participant in accordance with Section 8(a) in each year of the installment payment period elected.  The amount of each installment shall be equal to (i) the value of the Account as of the payment date for such installment, determined in accordance with Section 7, divided by (ii) the number of unpaid installments.  Each installment payment shall be debited to the Deferred Stock Units in a Participant's Account.

(d)           Payment on Death.  Notwithstanding a Participant's settlement election, in the event of a Participant's death an amount of cash equal to the remaining value of the Account determined as provided in Section 7 shall be paid in a single payment to the Participant's estate as soon as practicable.

(e)           No early withdrawal.  No withdrawal may be made from a Participant's Account except as provided in this Section 8.

(f)           Cash settlement only.  Settlement of an Account under this Plan shall be made only in cash, via wire transfer or check in U.S. dollars.

9.             Non-Assignability

The right of a Participant to receive any unpaid portion of the Participant's Account may not be assigned or transferred except by will or the laws of descent and distribution and may not be pledged or encumbered or be subject to attachment, execution, or levy of any kind.

10.           Amendment and Termination

This Plan may be amended, modified or terminated by the Board at any time, provided that no such amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in the Participant's Account.

11.           Governing Law

This Plan and all actions taken under it shall be governed by the laws of the State of New York, without reference to conflict of law principles.

12.           Severability

If any provision of this Plan shall be deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable.

13.           Compliance

The Administrator is authorized to take such steps as may be necessary including, without limitation, delaying effectiveness of a Participant's election or delaying settlement of an Account, in order to ensure that this Plan and all actions taken under it comply with any law, regulation, or listing requirement which the Administrator deems applicable or desirable, including the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

14.           Withholding

If the Corporation concludes that any tax is owing with respect to any deferral of income or payment hereunder, the Corporation shall withhold such amounts from any payments due the Participant, or otherwise make appropriate arrangements with the Participant for satisfaction of such obligation.

15.           No Right to Continued Service

Nothing in the Plan shall confer on any individual any right to continue in the service of the Corporation or interfere in any way with the right of the Corporation to terminate a Participant’s service at any time.

MFA MORTGAGE INVESTMENTS, INC.
SENIOR OFFICERS DEFERRED BONUS COMPENSATION PLAN

ANNUAL PARTICIPANT ELECTION FORM – 20__ DEFERRALS

In accordance with the provisions of the Plan, I hereby elect to defer the percentage of the annual Bonus Compensation earned during 20__, as follows:

1.	AMOUNT OF BONUS COMPENSATION DEFERRAL (Indicate whole percentage only). I elect to defer ____% of the cash bonus awarded to me in 20__ and otherwise payable in January 20__.

2.	DEFERRAL PERIOD - I hereby elect the five-year Deferral Period for Bonus Compensation earned during 20__, such that payment will be deferred until on or about January 15, 20__.

_____ Yes _____ No

3.	SETTLEMENT - Form of Distribution (Initial one)

_____  I elect the following installment payment period: _____ years (indicate between one and five years)

OR

_____  I elect a lump sum distribution in accordance with the terms of the Plan.

This election is subject to all of the terms of the MFA Mortgage Investments, Inc. Senior Officers Deferred Bonus Compensation Plan on file attached hereto and on file with the records of the Corporation.

Dated: ___________              __________________________
Signature of Senior Officer

Please check below if you do not wish to participate in the Plan and sign below.

_____  I do not wish to participate in the MFA Mortgage Investments, Inc. Senior Officers Deferred Bonus Compensation Plan

Dated: ___________              __________________________
Signature of Senior Officer

Accepted on the ___ day of ___________, 20__,
on behalf of MFA Mortgage Investments, Inc.

By: ___________________________________

FEDERAL TAX ASPECTS
The following discussion is a general description of expected Federal income tax results under current law.  The information is not tax advice, it is intended to be for general guidance only and does not give a full description of all the tax issues which may apply to you.  You should also remember that tax laws may change from time to time.  You should consult your own tax advisors regarding the impact of the Plan, and your election thereunder, with respect to any federal, state, local or other taxes.

The Plan is intended to be a non-qualified deferred compensation plan under the provisions of the Internal Revenue Code.  At the time a Participant's deferral of Bonus Compensation is made, it is intended that such Participant will not recognize income for Federal income tax purposes. In addition, Deferred Stock Units credited pursuant to Section 6(b) of the Plan are not intended to be treated as income at the time they are credited to the Account of a Participant.

Participants will recognize ordinary income at the time the Participant deferrals, together with the earnings credited to these amounts, are actually paid out or made available to the Participants. The amount of such ordinary income will equal the amount of cash received.

The Plan is not intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code and is not intended to be subject to ERISA. The Corporation has not received any ruling from the Internal Revenue Service concerning the tax consequences of the Plan.